Exhibit 99-27

                                                     TAX AGREEMENT PURSUANT TO RULE 45 (c)

                                                  UNDER THE PUBLIC UTILITY HOLDING ACT OF 1935

         WHEREAS, National Fuel Gas Company ("National"), a corporation organized under the laws of the State of New Jersey and a registered holding company under the Public Utility Holding Company Act of 1935 ("Act"), together with its wholly-owned domestic subsidiaries, listed below:
         National Fuel Gas Distribution Corporation
         National Fuel Gas Supply Corporation
         Seneca Resources Corporation
         Leidy Hub, Inc.
         Highland Forest Resources, Inc.
         Data-Track Account Services, Inc.
         National Fuel Resources, Inc.
         Horizon Energy Development, Inc.
         Horizon Energy Holdings, Inc., a wholly-owned subsidiary
            of Horizon Energy Development, Inc.
         Seneca Independence Pipeline Company
         Upstate Energy Inc.
         Niagara Independence Marketing Company
         Horizon Power, Inc.
         Seneca Player Corporation, a wholly-owned subsidiary of Seneca Resources Corporation join annually in the filing of a consolidated federal income tax return; and

         WHEREAS, it is the intention of National and its subsidiaries (hereinafter collectively referred to as the "System"), to enter into a
Tax Agreement relating to current federal income taxes; and

         WHEREAS, Rule 45 (c) of the Act has been adopted by the Securities and Exchange Commission with the specific intention of providing a method of allocation of consolidated income taxes by a registered holding company and its subsidiaries;

         NOW, THEREFORE, the System does hereby covenant and agree with one another that the consolidated current federal income tax liability of the System shall be allocated pursuant to Rule 45 (c) of the Act as follows:

         FIRST:  There shall be allocated and preserved to each company the tax effects of its own capital gains or losses which shall be subject to the capital gains rate, if applicable, its tax credits, investment tax credit recapture and the effects of any other material items taxed at different rates or involving special benefits or limitations, which may be applicable to a particular company, including its carry-over amounts to the extent those above described effects are utilized in the consolidated federal tax return in the taxable year.

         SECOND:  After giving effect to the special allocations described in paragraph First above, the balance of the current federal tax liability of the System shall be allocated to each System company on the basis of each of their respective contributions of taxable income to the total consolidated taxable income of the System, excluding income subject to taxation at the capital gains rate, if applicable.  The tax attributable to such capital gain income will have been separately allocated pursuant to paragraph First above.  However, so long as National has negative taxable income, no portion of the current federal tax liability shall be allocated to National as a tax credit.  Instead, the negative taxable income of National shall be allocated to those System companies which have positive taxable income, on the basis of each of these companies' contribution of positive taxable income to the total positive taxable income of the System.  The tax allocated to a company under this paragraph, which may be either positive or negative (except for National), shall be equal to the consolidated federal tax liability multiplied by a fraction, the numerator of which is the positive or negative corporate taxable income of the Company (as adjusted by
National's negative taxable income described in this paragraph Second above and in paragraph Third), including any carry-over loss attributable to the company to the extent absorbed in the taxable year, and the denominator of which is the consolidated taxable income of the System (as adjusted in paragraphs First and Third).  Companies with taxable income will be allocated a tax liability under this method while companies with net operating losses (except National) will be allocated a tax benefit or credit.

         THIRD:  The tax effect of intercompany transactions eliminated in the calculation of consolidated taxable income shall be eliminated from the taxable income of the companies involved in such transactions in the calculations provided in paragraph Second.

         FOURTH:  Any consolidated alternative minimum income tax and/or other federal tax arising from consolidated alternative minimum taxable income (AMTI) will be allocated among the companies on the basis of each of their respective contributions of positive AMTI to the total positive AMTI of the System.

         FIFTH:  Under the method of allocation described in paragraphs First through Fourth above, the companies agree that the tax allocated to each company (except National) shall not exceed the amount of tax of such company based upon a separate return computed as if such company had always filed its tax returns on a separate return basis.  However, in computing the separate return tax liability of a company, items of carry-forward, carry-back and intercompany transactions, to the extent that any or all of these items have been utilized by the System in a prior taxable year's allocation, will be disregarded.  In addition, federal tax rates that are less than the maximum rate imposed by Section
11 of the Internal Revenue Code shall be disregarded in computing the separate return tax liability of a company.

         FURTHER, the System does hereby covenant and agree with one another that the consolidated current state income tax liabilities of the
System, for those states in which consolidated or combined returns are filed, shall be allocated pursuant to Rule 45 (c) of the Act as follows:

         ONE:  To each company included in a consolidated or combined state return there shall be allocated the income tax effects of the company's state taxable losses, any state tax credits and the material effects of any other features of the state tax code applicable to a particular company including its carry-over amounts to the extent that the above described effects are utilized in the consolidated or combined state return in the taxable year.

         TWO:  To each company included in a consolidated or combined state return that generates state taxable income, there shall be allocated income tax expense by first increasing the state consolidated current income tax liability by the sum of the tax effects allocated in paragraph One above.  The total shall then be allocated among those companies incurring an income tax expense based on the ratio of that company's separate company state income tax to the sum of the separate company state income tax of all companies incurring state income tax expense in such state.

         THREE:  If for any company there is an excess of allocated liability (pursuant to paragraphs One and Two) over the liability on a separate company basis, such excess shall be allocated among the companies with net state tax benefits.

         FURTHER, it is agreed by and among the System as follows:

         I.       PAYMENTS:  It is agreed that those companies allocated a current federal or state income tax liability under this agreement will pay such liability to National in the amounts and on the dates directed by National.  National will, in turn, pay the consolidated tax to the relevant taxing jurisdiction and also to those companies which were allocated a tax benefit.

         II.      SEPARATE RETURN LIABILITY:  The System intends that the result of the method of tax allocation and payment will be:

         (a)      No company will pay more than its separate return liability as if it had always filed separate returns.

         (b)      Each company having a net operating loss or other net tax benefit will receive in current cash payments the benefit of its own net operating loss (except as described in paragraph Second) or other net tax benefits to the extent that the other companies can utilize such items to offset the tax liability they would otherwise have on a separate return basis or to the extent utilized in the consolidated return.

         III.     NATIONAL AS AGENT:  Each company hereby irrevocably designates National as its agent for the purpose of taking any and all action necessary or incidental to the filing of any consolidated return.  Each company agrees to furnish National with any and all information and to take any and all action as National may reasonably request that is necessary or appropriate for the proper filing of a consolidated return or for implementing the provisions of this Tax Agreement.  Each company agrees that it will join in the consolidated returns to be filed by National as directed by National.

         IV.      ADJUSTMENTS TO TAX LIABILITY:  If the consolidated tax liability is adjusted for any tax year, whether by means of an amended return, claim for refund or as a result of a tax audit, the liability of National and each company shall be recomputed to give effect to such adjustment as if it had been made as part of the original computation of tax liability.  In the case of a refund, National shall pay each company that portion of such refund as is attributable to the decrease in such company's allocated tax liability caused by the adjustment, and in the case of an increase in tax liability, each company shall pay to National that portion of such increased tax liability
(including penalties and interest, if any) as is attributable to the increase in each company's allocated tax liability caused by the adjustment.

         V.       EFFECTIVE DATE:  This Tax Agreement will be effective for allocation of the current federal and state income tax liabilities of the System for the fiscal year 2002 and all subsequent years until this Tax Agreement is further amended in writing by each of the companies which is a party thereto.  In the event a company ceases to be a member of the System, National shall remain the sole agent of such company with respect to the period for which such company was a member of the System and National shall have sole authority to contest any tax liability with respect to such period.  The obligations of a company under this Tax Agreement, including but not limited to the obligation to cooperate with National in seeking a refund of tax for a year in which a consolidated return was filed, shall continue after such company ceases to be a member of the System.

         VI.      APPROVAL AND AMENDMENTS:  This Tax Agreement is subject to the approval of the Securities and Exchange Commission.  Any amendments to this Tax Agreement may be made only with the unanimous written consent of all the parties hereto.  A copy of this Tax Agreement is being filed as an exhibit to National's Annual Report to the Securities and Exchange Commission on Form U5S for the year ended September
30, 2002.  Any amendments to this Tax Agreement will be filed as an exhibit to National's Form U5S for the year when the amendment becomes effective.  It is contemplated that any additional companies which hereafter become associated with the System shall join in and become a party to this Tax Agreement by amendment thereto.

        VII.   PRIOR AGREEMENTS SUPERSEDED:  Any prior agreements relating to the allocation of income tax liability among the System are superseded.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Tax Agreement to be executed in its name and on its behalf by one of its officers duly authorized on this 28th day of January 2003.

                                                         NATIONAL FUEL GAS COMPANY

                                                     By:   /s/  Joseph P. Pawlowski
                                                         Joseph P. Pawlowski
                                                         Treasurer

                                                         NATIONAL FUEL GAS DISTRIBUTION CORPORATION

                                                     By:   /s/  Joseph P. Pawlowski
                                                         Joseph P. Pawlowski
                                                         Treasurer

                                                         NATIONAL FUEL GAS SUPPLY CORPORATION

                                                     By:   /s/  Joseph P. Pawlowski
                                                         Joseph P. Pawlowski
                                                         Treasurer

                                                         SENECA RESOURCES CORPORATION

                                                     By:   /s/  Thomas L. Atkins
                                                         Thomas L. Atkins
                                                         Treasurer

                                                         LEIDY HUB, INC.

                                                     By:   /s/  Gerald T. Wehrlin
                                                         Gerald T. Wehrlin
                                                         Treasurer

                                                         HIGHLAND FOREST RESOURCES, INC.

                                                     By:   /s/  Thomas L. Atkins
                                                         Thomas L. Atkins
                                                         Treasurer

                                                         DATA-TRACK ACCOUNT SERVICES INC.

                                                     By:   /s/  Donald P. Butler
                                                         Donald P. Butler
                                                         Treasurer

                                                         NATIONAL FUEL RESOURCES, INC.

                                                     By:   /s/  Gerald T. Wehrlin
                                                         Gerald T. Wehrlin
                                                         Treasurer

                                                         HORIZON ENERGY DEVELOPMENT, INC.

                                                     By:   /s/  Ronald J. Tanski
                                                         Ronald J. Tanski
                                                         Treasurer

                                                         HORIZON ENERGY HOLDINGS, INC.

                                                     By:   /s/  Ronald J. Tanski
                                                         Ronald J. Tanski
                                                         Treasurer

                                                         SENECA INDEPENDENCE PIPELINE COMPANY

                                                     By:   /s/  Walter E. DeForest
                                                         Walter E. DeForest
                                                         Treasurer

                                                         UPSTATE ENERGY INC.

                                                     By:   /s/  Thomas L. Atkins
                                                         Thomas L. Atkins
                                                         Treasurer

                                                         NIAGARA INDEPENDENCE MARKETING COMPANY

                                                     By:   /s/  Thomas L. Atkins
                                                         Thomas L. Atkins
                                                         Treasurer

                                                         HORIZON POWER, INC.

                                                     By:   /s/  Donald P. Butler
                                                         Donald P. Butler
                                                         Treasurer

                                                         SENECA PLAYER CORPORATION

                                                     By:   /s/  Thomas L. Atkins
                                                         Thomas L. Atkins
                                                         Treasurer